Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

October 3, 2005

AXIS Capital Holdings Limited
106 Pitts Bay Road
Pembroke HM 08, Bermuda

AXIS Capital Trust I
AXIS Capital Trust II
AXIS Capital Trust III
c/o AXIS Capital Holdings Limited
106 Pitts Bay Road
Pembroke HM 08, Bermuda

Re:	AXIS Capital Holdings Limited
AXIS Capital Trust I
AXIS Capital Trust II
AXIS Capital Trust III
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special U.S. counsel to AXIS Capital Holdings Limited, an exempted company incorporated in Bermuda as a holding company (the “Company”), and to AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III (together, the “Trusts”), each a statutory trust created under the Delaware Statutory Trust Act, in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the Trusts with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities with an aggregate initial public offering price of up to $1,000,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency unit or units or composite currency or currencies as shall be designated by the Company or the Trusts: (i) senior or subordinated unsecured debt securities of the Company, in one or more series (the “Debt

AXIS Capital Holdings Limited
AXIS Capital Trust I
AXIS Capital Trust II
AXIS Capital Trust III
October 3, 2005

Securities”), which may be issued under a senior indenture, proposed to be entered into between the Company and The Bank of New York, as trustee, and a subordinated indenture, proposed to be entered into between the Company and The Bank of New York, as trustee, respectively (collectively, the “Indentures” and each trustee, a “Trustee”); (ii) preference shares of the Company (the “Preference Shares”), in one or more series; (iii) common shares of the Company, $0.0125 par value per share (the “Common Shares”); (iv) warrants (the “Warrants”) to purchase Debt Securities, Preference Shares, Common Shares or other securities of the Company, which may be issued pursuant to one or more warrant agreements proposed to be entered into between the Company and a warrant agent or agents to be named,  to be sold separately or with Debt Securities, Preference Shares, Common Shares or other securities of the Company; (v) fractional shares of the Company’s Preference Shares or Common Shares represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts, which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a bank or trust company to be named (each, a “Deposit Agreement”); (vi) trust preferred securities (the “Trust Preferred Securities”) of the Trusts, which may be issued by the Trusts pursuant to its Amended and Restated Declaration of Trust, proposed to be entered into by the Company and trustees to be named (each, an “Amended Declaration”); (vii) guarantees of the Company (the “Trust Preferred Securities Guarantees”) of the Trust Preferred Securities, which may be issued in the form of a Trust Preferred Securities Guarantee Agreement proposed to be entered into by the Company and a preferred guarantee trustee or trustees to be named (the “Preferred Guarantee Trustee” or “Preferred Guarantee Trustees”) (each, a “Guarantee Agreement”); (viii) stock purchase contracts of the Company (the “Stock Purchase Contracts”) obligating the holders to purchase from the Company, and the Company to sell to the holders, Common Shares, Preference Shares and/or Depositary Shares at a future date or dates, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and a purchase contract agent or agents to be named; (ix) stock purchase units of the Company (the “Stock Purchase Units”) each representing ownership of a Stock Purchase Contract, Warrants and/or any of the Debt Securities, Trust Preferred Securities or debt obligations of third parties, including United States treasury obligations, other Stock Purchase Contracts or Common Shares, securing a holder’s obligation to purchase or to sell, as the case may be, shares of Common Shares, shares of Preference Shares or Depositary Shares under the Stock Purchase Contract; and (x) such indeterminate amount of Debt Securities and number of Preference Shares, Common Shares and Depositary Shares as may be issued upon conversion, exchange or exercise of any Debt Securities, Preference Shares, Depositary Shares or Warrants, including Preference Shares, or Depositary Shares as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”).  The Debt Securities, the Common Shares, the Preference Shares, the Depositary Shares, the Warrants, the Trust Preferred Securities,

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AXIS Capital Trust I
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the Trust Preferred Securities Guarantees, the Stock Purchase Contracts, the Stock Purchase Units, and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion, including:

(a)           the form of Registration Statement relating to the Offered Securities;

(b)           the form of each of the Indentures, each incorporated by reference as an exhibit to the Registration Statement;

(c)           the form of the Debt Securities;

(d)           the Certificate of Trust of each Trust (each, a “Certificate of Trust”), as filed with the Secretary of State of the State of Delaware on August 6, 2004, each such Certificate of Trust being among The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), The Bank of New York, as Institutional Trustee (the “Institutional Trustee”) and Andrew Cook, Clare E. Moran and Carol S. Rivers, as Administrative Trustees (each, an “Administrative Trustee”), respectively, each incorporated by reference as an exhibit to the Registration Statement;

(e)           the Declaration of Trust of each Trust (each, a “Declaration of Trust”) dated August 6, 2004, each such Declaration of Trust being among the Company, as sponsor, the Delaware Trustee, the Institutional Trustee and the Administrative Trustees, respectively, each incorporated by reference as an exhibit to the Registration Statement;

(f)            the form of the Amended Declaration (including the form of the Trust Preferred Securities), incorporated by reference as an exhibit to the Registration Statement;

(g)           the form of the Guarantee Agreement, incorporated by reference as an exhibit to the Registration Statement; and

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(h)           the form of the Deposit Agreement, incorporated by reference as an exhibit to the Registration Statement.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto (including the Company), other than the Trusts, have been duly organized and are and will continue to be validly existing and in good standing, and have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of incorporation or organization, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties.  We have also assumed that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of Bermuda) in connection with the transactions contemplated by, and the performance of its obligations with respect to the issuance of the Offered Securities.  We have also assumed that the Debt Securities, each of the Indentures, the Amended Declaration of each Trust, the Trust Preferred Securities of each Trust, the Trust Preferred Securities Guarantee of each Trust, the Guarantee Agreements and the Deposit Agreements will be executed and delivered in substantially the form reviewed by us.  In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company and the Trusts, as applicable, of, and the performance of their respective obligations under, the Indentures, the Offered Securities, the Guarantee Agreements, the Deposit Agreements, any warrant agreement and any purchase contract agreement, will not violate, conflict with or constitute a default under (i) the memorandum of association or the amended and restated bye-laws of the Company, or any agreement or other instrument to which the Company, the Trusts or their respective properties are subject; (ii) any law, rule or regulation to which the Company or any of the Trusts is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.  We have also assumed that (i) the Company has duly authorized the filing of the Registration Statement under Bermuda law; (ii) prior to the issuance of any Offered Securities, the Company will have duly authorized the issuance and terms of the Offered Securities under Bermuda law; (iii) prior to the issuance of any Offered Securities, each of the Indentures, the Declarations of Trust, the Amended Declarations, the Guarantee Agreements and the Deposit Agreements, any warrant agreement and any purchase contract agreement, as applicable,

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and each certificate or other executed document evidencing Offered Securities, will be duly authorized, executed and delivered by the Company under Bermuda law; (iv) the choice of New York law in each of the Indentures, the Deposit Agreement, the Guarantee Agreements, and, if applicable, any warrant agreement or purchase contract agreement is legal and valid under the laws of other applicable jurisdictions; (v) the execution and delivery by the Company of each of the Indentures, each Declaration of Trust, each Amended Declaration, each Guarantee Agreement, each Deposit Agreement, any warrant agreement, any purchase contract agreement and each other certificate or executed document evidencing Offered Securities and the performance by the Company of its obligations thereunder did not and will not violate or conflict with any laws of Bermuda; and (v) the Company has and will have otherwise complied with all aspects of the laws of Bermuda in connection with the issuance of the Offered Securities as contemplated by the Registration Statement.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Trusts and others.

Our opinions set forth below are limited to the Delaware Statutory Trust Act and those laws of the State of New York, the State of Delaware, and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.  The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

(i)            the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceablility is considered in a proceeding in equity or at law);

(ii)           we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

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(iii)          we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(iv)          the validity or enforcement of any agreements or instruments may be limited by requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and

(v)           the validity or enforcement of any agreements or instruments may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Based upon and subject to the foregoing, we are of the opinion that:

1.     With respect to any series of Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (iii) the applicable Indenture has been duly executed and delivered by each party thereto and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preference Shares, Depositary Shares or Warrants), when issued and sold in accordance with the applicable Indenture and the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.     With respect to any series of Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (i) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii)  the applicable warrant agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; and (iii) the Offered Warrants have been duly executed and delivered by the Company to

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AXIS Capital Trust III
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the purchasers thereof upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities, Preference Shares or Depositary Shares), when issued and sold in accordance with the applicable warrant agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.     With respect to any series of Trust Preferred Securities to be offered pursuant to the Registration Statement (the “Offered Trust Preferred Securities”), when (i) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Trust Preferred Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; and (ii) certificates representing the Offered Trust Preferred Securities have been duly established in conformity with the applicable Amended Declaration and the Offered Trust Preferred Securities have been duly extended and authenticated in accordance with the provisions of the applicable Amended Declaration and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Trust Preferred Securities (including any Trust Preferred Securities duly issued upon conversion, exchange or exercise of any Debt Securities or Preference Shares), when issued or sold in accordance with the applicable Amended Declaration and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

4.     With respect to the Trust Preferred Securities Guarantees to be offered pursuant to the Registration Statement (the “Offered Trust Preferred Securities Guarantees”), when (i) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the applicable Offered Trust Preferred Securities Guarantee has been duly authorized, executed and delivered by the applicable Trust and the other parties thereto; and (ii) the terms of the Offered Trust Preferred Securities Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable Guarantee Agreement and the Offered Trust Preferred Securities Guarantees have been duly executed and countersigned in accordance with the provisions of the applicable Guarantee Agreement and duly issued and sold in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Trust Preferred Securities Guarantees, when issued and sold in accordance with

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AXIS Capital Trust II
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the applicable Guarantee Agreement and Amended Declaration and the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.     With respect to any Depositary Shares to be offered pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement relating to such Offered Depositary Shares and the Offered Depositary Shares have been duly executed and countersigned in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor; (iii) the Preference Shares or Common Shares relating to such Offered Depositary Shares have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (iv) the Receipts evidencing such Offered Depositary Shares are duly issued against the deposit of such Preference Shares or Common Shares in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, the Offered Depositary Shares, when issued and sold in accordance with the applicable Deposit Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6.     With respect to any Stock Purchase Contracts to be offered pursuant to the Registration Statement (the “Offered Stock Purchase Contracts”), when (i) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the applicable purchase contract agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the terms of the Offered Stock Purchase Contracts and of the issuance and sale thereof have been duly established in conformity with the applicable purchase contract agreement, including all necessary corporate action to authorize the issuance and terms of the Offered Stock Purchase Contracts that are a component of the Stock Purchase Units (including authorization of the issuance of the Common Shares, the Preference Shares or the Debt Securities to be issued pursuant to such Offered Stock Purchase Contracts) and

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the Offered Stock Purchase Contracts have been duly executed and authenticated in accordance with the provisions of the applicable purchase contract agreement and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable purchase contract agreement and the applicable purchase agreement, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7.     With respect to any Stock Purchase Units to be offered pursuant to the Registration Statement (the “Offered Stock Purchase Units”), when (i) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Stock Purchase Units and the related Stock Purchase Contracts and of their issuance and sale have been duly established, in conformity with the applicable purchase contract agreements that are a component of the Offered Stock Purchase Units (including authorization of the issuance of the Common Shares, the Preference Shares or the Debt Securities to be issued pursuant to such Stock Purchase Contracts), and the applicable stock purchase contracts have been duly executed and authenticated in accordance with the provisions of the applicable purchase contract agreement and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable purchase contract agreement and the applicable purchase agreement, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

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Conyers Dill & Pearman is permitted to rely upon this opinion for the purpose of delivering its opinion to the Company in its capacity as counsel to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP